UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 23, 2009, the Company entered into a stock repurchase agreement with Cal Dive for the sale of 13,564,669 shares of Cal Dive’s common stock to Cal Dive for aggregate consideration equal to $86,000,000 or $6.34 per share. The purchase price represents an approximate 2% discount to the 30 day average trading price of Cal Dive’s Common Stock as of January 16, 2009. Helix closed the transaction on January 28, 2009. Helix will use the proceeds of the sale for general corporate purposes.  Prior to the completion of the transaction, the Company owned approximately 57.2% of Cal Dive’s common stock. After the consummation of this transaction Helix will own 47,942,022 of the 93,946,409 shares of Cal Dive common stock outstanding such that Helix maintains approximately a 51% ownership interest in Cal Dive.

The description of the provisions of the Agreement are qualified in their entirety by reference to the full and complete terms of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.         .

Item 3.02 Unregistered Shares of Equity Securities.

On January 23, 2009, Fletcher International, Ltd. elected to redeem 30,000 shares of its Series A-2 Cumulative Convertible Preferred Stock (the “Preferred Stock”) in exchange for 5,938,776 shares of the Company’s common stock. The redemption was completed, and the shares of common stock issued, on January 27, 2009. The Preferred Stock had been previously issued to Fletcher International, Ltd. and, in accordance with the terms of such series, was convertible and redeemable by the holder of such shares. The shares of Preferred Stock being redeemed by Fletcher International, Ltd, constitute all of the issued and outstanding shares of such series of Preferred Stock. The common stock issued to Fletcher International, Ltd. upon the redemption of the preferred stock was registered pursuant to an effective registration statement filed with the Securities and Exchange Commission. Fletcher International, Ltd. is also the holder of the Company’s Series A-1 Cumulative Convertible Preferred Stock.

The issuance described above was made based on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to  Section 3(a)(9)  of the Securities  Act and applicable state laws. This issuance qualified for this exemption from registration because it was an exchange by the issuer with an existing security holder exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 7.01 Regulation FD Disclosure.

On January 25, 2009, Helix issued a press release containing information related to the sale of shares to Cal Dive. Attached hereto as Exhibit 99.1, and incorporated by reference herein, is that press release.

On January 26, 2009, Helix issued a press release containing information related to the redemption of its Series A-2 Cumulative Convertible Preferred Stock. Attached hereto as Exhibit 99.2, and incorporated by reference herein, is that press release.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Stock Repurchase Agreement by and between Helix Energy Solutions Group, Inc. and Cal Dive International Inc.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated January 25, 2009 regarding the sale of stock to Cal Dive International Inc.

99.2	Press Release of Helix Energy Solutions Group, Inc. dated January 26, 2009 regarding the redemption of its Series A-2 Cumulative Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2009

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Stock Repurchase Agreement by and between Helix Energy Solutions Group, Inc. and Cal Dive International Inc.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated January 25, 2009 regarding the sale of stock to Cal Dive International Inc.

99.2	Press Release of Helix Energy Solutions Group, Inc. dated January 26, 2009 regarding the redemption of its Series A-2 Cumulative Convertible Preferred Stock.